EXHIBIT 99.1

Rigel Contact:

Jim Welch

Chief Financial Officer

1-650-624-1176

Rigel Signs Definitive Agreement for $46 Million Financing to Support Clinical Product Candidates

South San Francisco, Calif., April 30, 2003 – Rigel Pharmaceuticals, Inc. (NASDAQ: RIGL) announced today that it has entered into a definitive agreement for the sale of $46 million of newly issued shares of common stock and warrants to purchase common stock in a private placement led by MPM Capital, L.P. that includes Frazier & Co., Alta Partners and HBM BioVentures AG.  The financing is intended to provide essential support for the Company’s current and near-term clinical product candidates in allergy, hepatitis C and rheumatoid arthritis.

“This financing will allow us to continue to aggressively pursue our development strategy for our first product candidate to enter the clinic, R112, and will provide resources for the other priority programs we want to enter the clinic during the next year,” commented Jim Gower, Chairman and CEO of Rigel.

“Rigel offers MPM BioVentures and MPM BioEquities investors unique access to a promising early-stage public biotechnology company with exceptional potential. This $46 million financing should give the talented Rigel management and scientific teams the resources to rapidly move several compounds into the clinic and to generate proof-of-concept data in humans.  The investment should also provide the Company with enough capital to identify the kinds of pharmaceutical company partners that would be needed to take successful compounds through clinical and commercial development.  Backing up the clinical programs is an impressive drug discovery engine that we expect will fuel a sustainable, high growth business,” commented Nick Simon, General Partner of MPM.

Gower continued, “We entered the clinic late last year with our first product candidate, R112, for the treatment of allergic rhinitis.  Over the next twelve months, we plan to enter the clinic with two additional candidates, both of which were generated from our internal research and development efforts; one is for the treatment of hepatitis C and another is for the treatment of rheumatoid arthritis. We believe that this financing will allow us to reach proof of efficacy in humans with each of the product candidates after which, consistent with our business strategy, we intend to partner our programs with larger pharmaceutical companies for late stage development and marketing.”

Under the terms of the agreement, Rigel has agreed to sell approximately 72 million shares of its common stock at a price of $0.64 per share, which represents an approximately 15% discount to Rigel’s average closing stock price for the 30 trading days preceding the date of the agreement. Investors in the private placement will also receive warrants to purchase an additional approximately 14.4 million shares of common stock at an exercise price of $0.64 per share. Rigel intends to use the net proceeds from the sale for research and development, working capital and general corporate purposes.

As of the closing of the financing, MPM Capital will have the right to appoint two representatives to Rigel’s Board of Directors, and Rigel’s Board of Directors will expand from seven to nine members.

The investment firm of Houlihan, Lokey, Howard & Zukin provided a fairness opinion to Rigel’s Board of Directors in connection with their approval of the private placement.

The issuance of the securities is subject to approval by Rigel’s stockholders and to the satisfaction of a number of other closing conditions. In addition to approving the terms of the private placement, Rigel’s stockholders will be asked to approve a number of other matters, including a reverse stock split and increases in the number of shares authorized under Rigel’s stock option plans. Stockholders who hold in the aggregate approximately 25% of the outstanding shares of Rigel’s common stock have entered into voting agreements in which they have agreed to vote all of the shares of Rigel common stock that they hold in favor of the private placement and the other matters intended to be effected in connection with the private placement.  Rigel intends to obtain stockholder approval and close the financing by June 30, 2003.

After the closing of the transaction, Rigel intends to offer existing stockholders non-transferable rights to purchase up to $10 million of newly issued common stock at $0.64 a share, the same purchase price paid by the investors in the private placement.

The rights offering will be made only by means of a prospectus anticipated to filed with the Securities and Exchange Commission as part of a registration statement.  A registration statement relating to the rights offering has not yet been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the private placement or the rights offering, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Rigel
Rigel’s mission is to become a source of novel, small-molecule drugs to meet large, unmet medical needs. The company’s business model is to develop a portfolio of drug candidates and to take these through phase II clinical trials, after which Rigel intends to seek partners for completion of clinical evaluation, regulatory approval and marketing. Rigel has identified three lead product development programs: mast cell inhibition to treat immunologic diseases such as asthma/allergy and autoimmune disorders, antiviral agents to treat hepatitis C, and ubiquitin ligases, a new class of cancer drug targets. Rigel has begun clinical testing of its first product candidate, for allergic rhinitis, and plans to begin clinical trials of two additional drug candidates for the treatment of hepatitis C and rheumatoid arthritis within the next twelve months. Rigel’s approach to drug discovery is based on advanced, proprietary functional genomics techniques that allow the company to identify targets with a demonstrable role in a disease pathway and to efficiently screen for those that are likely to be amenable to drug modulation.

About MPM Capital, L.P.

MPM Capital L.P. is a global investment management firm focused solely on life sciences investing. One of the largest investment management firms dedicated to the life sciences sector, MPM Capital has offices in Boston, San Francisco, and Munich. MPM’s portfolio includes early stage start-ups as well as large capitalization public companies, representing biopharmaceutical and medical device companies, encompassing platform technology as well as product-driven opportunities. The firm manages over $2.1 billion in assets through the MPM BioVentures Family of venture capital funds and the MPM BioEquities public market funds.

This press release contains “forward-looking” statements, including statements related to Rigel’s business and financing strategy, drug development programs and clinical trial plans. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “believes,” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Rigel’s results to differ materially from those indicated by these forward-looking statements, including risks associated with the successful completion of this financing and Rigel’s stockholders’ approval of additional measures related to the financing, the timing and success of clinical trials as well as the other risks detailed from time to time in Rigel’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2002. Rigel does not undertake any obligation to update forward-looking statements.

Rigel intends to mail to all stockholders a proxy statement that will contain important information regarding the terms of the private placement as well as other matters. Rigel stockholders are advised to review the proxy statement for further information regarding the participants of the solicitation (including their direct or indirect interests, if any).  When available, copies of the proxy statement, and other relevant documents, will be available for free at the Securities and Exchange Commission’s web site and Rigel’s web site at www.rigel.com.

Information about the participating investors can be found at the following web sites:

www.mpmcapital.com

www.fraziercapital.com

www.altapartners.com

www.hbmbioventures.com